BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138
North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

12/22/2021

Work Order Item Number:	W2021122200748-1793311
Filing Number:	20211973425
Filing Type:	Amended and Restated Articles
Filing Date/Time:	12/21/2021 4:46:00 PM
Filing Page(s):	10

Indexed Entity Information:

Entity ID: E0678862008-2 **Entity Name:** GOOD GAMING, INC.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
RESIDENT AGENCY NATIONAL, INCORPORATED
4650 WEDEKIND RD STE 2, SPARKS, NV 89431 - 7722, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of Barbara K. Cegavske Secretary of State State Of Nevada	Business Number E0678862008-2 Filing Number 20211973425 Filed On 12/21/2021 4:46:00 PM Number of Pages 10

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Good Gaming, Inc. Entity or Nevada Business Identification Number (NVID): NV20081530337
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	[X] Certificate to Accompany Restated Articles or Amended and Restated Articles [ ] Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. [X] Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	[ ] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) [ ] incorporators [ ] board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	[X] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.1%
	[ ] Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ______ Jurisdiction of formation: ______ Changes to takes the following effect: [ ] The entity name has been amended. [ ] Dissolution [ ] The purpose of the entity has been amended. [ ] Merger [ ] The authorized shares have been amended. [ ] Conversion [ ] Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 12/21/2021 Time: 4:00 PM EST (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Article 5.2 has been amended as follows: (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] CEO Signature of Officer or Authorized Signer Title X [signature] CFO Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

5.2 Authorized Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is two hundred and five million (205,000,000) shares, consisting of (a) two hundred million (200,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock") and (b) five million (5,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), issuable in one or more series as designated by the board of directors of the Corporation.

This form must be accompanied by appropriate fees.

WRITTEN CONSENT
OF THE
MAJORITY STOCKHOLDER OF
GOOD GAMING, INC.

December 21, 2021

The undersigned, being the majority stockholder (the "**Majority Stockholder**") of Good Gaming, Inc., a Nevada corporation (the "**Corporation**"), do hereby adopt the following resolutions:

WHEREAS, the Majority Stockholder deems it is in the best interest of the Corporation and its stockholders to amend and restate the Corporation's articles of incorporation (the "**Second Amended and Restated Articles of Incorporation**") in order to increase the total number of authorized shares from two hundred and two million two hundred fifty thousand (202,250,000) authorized shares to two hundred and five million (205,000,000) authorized shares;

NOW, THEREFORE, BE IT RESOLVED, that the Majority Stockholder authorizes the Board of Directors (the "**Board**") of the Corporation to amend and restate the Corporation's articles of incorporation substantially in the form attached herein as Exhibit A;

NOW, THEREFORE, BE IT

RESOLVED, that the Majority Stockholder authorizes the Corporation to file the Second Amended and Restated Articles of Incorporation with the Secretary of the State of Nevada; and be it further

RESOLVED, that the executive officers of the Corporation be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Corporation to take or cause to be taken any and all actions, to execute and deliver any and all agreements, certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability; and be it further

RESOLVED, that that all actions, executions, and delivery of documents, instruments and agreements taken by any officer of the Corporation prior to this date relating to the purpose and intent of the foregoing resolutions be, and they hereby are, in all respects approved, ratified, confirmed and adopted as the official acts and deeds of the Corporation.

[SIGNATURE PAGE FOLLOWS IMMEDIATELY]

IN WITNESS WHEREOF, the undersigned, being Majority Stockholder of the Corporation, consents hereto in writing as of the first date stated above, and directs that this instrument be filed with the minutes of the Corporation.

David B. Dorwart
Sole Shareholder of Class C Preferred Shares which are entitled to cast the number of votes equivalent to fifty-one percent (51%) of all outstanding shares entitled to vote

Exhibit A

Second Amended and Restated Articles of Incorporation

UNANIMOUS WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS OF
GOOD GAMING, INC.

The undersigned, constituting the Board of Directors (the "**Board**") of Good Gaming, Inc., a Nevada corporation (the "**Corporation**"), acting pursuant to Section 78.315 of the Nevada Revised Statutes, do hereby waive the calling and convening of a meeting, and consent to adopt the following resolutions by this written consent, all of which shall be deemed effective as of this 21 of December, 2021.

WHEREAS, the Board deems it advisable and in the best interest of the Corporation and its stockholders to amend and restate the Corporation's articles of incorporation in order to increase the total number of authorized shares from two hundred and two million two hundred fifty thousand (202,250,000) authorized shares to two hundred and five million (205,000,000) authorized shares (the "**Second Amended and Restated Articles of Incorporation**") in the form attached hereto as Exhibit A;

WHEREAS, the holder of the majority of the Corporation's stock entitled to vote consented to such Second Amended and Restated Articles of Incorporation pursuant to a Shareholder Consent in the form attached hereto as Exhibit B (the "**Shareholder Consent**");

NOW, THEREFORE, BE IT

RESOLVED, that, the Corporation be, and it hereby is, authorized to increase the number of authorized shares of the Corporation to 205,000,000 shares from 202,250,000 shares; and it is further

RESOLVED, that the Board authorizes the Corporation to adopt the Second Amended and Restated Articles of Incorporation substantially in the form attached herein as Exhibit A; and be it further

RESOLVED, that the Board authorizes the Corporation to file the Second Amended and Restated Articles of Incorporation with the Secretary of the State of Nevada; and be it further

RESOLVED, that the executive officers of the Corporation be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Corporation to take or cause to be taken any and all actions, to execute and deliver any and all agreements, certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability; and be it further

RESOLVED, that that all actions, executions, and delivery of documents, instruments and agreements taken by any officer of the Corporation prior to this date relating to the purpose and intent of the foregoing resolutions be, and they hereby are, in all respects approved, ratified, confirmed and adopted as the official acts and deeds of the Corporation; and be it further

RESOLVED, that this unanimous written consent may be executed in one or more counterparts may be delivered to the Corporation by facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page; and be it further

RESOLVED, that the action taken by this consent shall have the same force and effect as if taken at a meeting of the Board, duly called.

[SIGNATURE PAGE FOLLOWS IMMEDIATELY]

IN WITNESS WHEREOF, the undersigned, being all the directors of the Corporation, consent hereto in writing as of the first date stated above, and directs that this instrument be filed with the minutes of proceedings of the Board of Directors of the Corporation.

David B. Dorwart

Jordan Axt

Domenic Fontana

Exhibit A

Second Amended and Restated Articles of Incorporation

Exhibit B

Shareholder Consent